UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 5, 2025
Spruce Power Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 S Colorado Blvd, Suite 2-825, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)
(866) 777-8235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2025, Spruce Power Holding Corporation (the “Company”) entered into a statement of work (the “Statement of Work”), subject to the terms and conditions set forth in the Master Services Agreement executed May 25, 2023 between Element 78 Partners, LLC (“E78”) and the Company, pursuant to which Mr. Thomas J. Cimino will provide interim chief financial officer services to the Company. Pursuant to the Statement of Work, the Company will pay E78 approximately $18,000 per week for such services. The Company will also pay E78 for any travel-related expenses. The Company expects Mr. Cimino to serve as the Company’s Interim Chief Financial Officer at least through the end of August 2025, subject to the parties’ additional extension or termination.

The Board of Directors of the Company has appointed Mr. Cimino as the Company’s Interim Chief Financial Officer to serve as the Company’s principal financial officer and principal accounting officer effective June 5, 2025.

Since April 2024 and prior to serving as the Company’s Interim Chief Financial Officer, Mr. Cimino, age 57, has been self-employed as an independent consultant and has provided interim chief financial officer and strategic advisory services across a variety of sectors, including industrial services, infrastructure, manufacturing and energy transition. From January 2021 to January 2024, Mr. Cimino served as Chief Financial Officer – Executive Vice President Finance and Administration of EnfraGen LLC, an international owner, operator and developer of grid stability and value-added renewable power and infrastructure business across Latin America. From September 2016 to June 2020, Mr. Cimino served as Chief Financial Officer of Vantage Drilling International, an international offshore drilling company that owns and operates drill ships and offshore drilling equipment.

The Company will enter into its standard indemnification agreement with Mr. Cimino, the form of which is incorporated by reference to Exhibit 10.11 of the Company’s Form 8-K filed on December 23, 2020.

Other than as disclosed in this current report on Form 8-K, there are no arrangements between Mr. Cimino and any other person pursuant to which Mr. Cimino was appointed as an executive officer of the Company. There are no transactions in which Mr. Cimino has an interest requiring disclosure under Item 404(a) of Regulation S-K, and there are no family relationships between Mr. Cimino and any director or other executive officer of the Company.

The foregoing description of the terms of the Statement of Work does not purport to be complete and is qualified in its entirety by reference to the full text of the Statement of Work, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.
Item 7.01 Regulation FD Disclosure.

On June 10, 2025, the Company issued a press release announcing the appointment of Mr. Cimino as Interim Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 and hereby furnished pursuant to this Item 7.01.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRUCE POWER HOLDING CORPORATION

Date: June 10, 2025	By:	/s/ Jonathan M. Norling
	Name:	Jonathan M. Norling
	Title:	Chief Legal Officer
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